                                                            EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Company (1)                                                    Jurisdiction
-----------                                                    ------------

Trigon Insurance Company (dba Trigon Blue Cross Blue Shield).....Virginia
 Primary Care First, L.L.C. (2)..................................Virginia
Trigon Administrators, Inc.......................................Virginia
 HealthKeepers, Inc..............................................Virginia
 Peninsula Health Care, Inc. (3).................................Virginia
 Trigon Disability Services Company..............................Virginia
 Trigon Services, Inc............................................Virginia
 Priority, Inc. (4)..............................................Virginia
   Priority Health Care, Inc.....................................Virginia
   Priority Insurance Agency, Inc................................Virginia
Monticello Service Agency, Inc...................................Virginia
 Consolidated Holdings Corporation...............................Delaware
 Trigon Health and Life Insurance Company........................Virginia
 Health Management Corporation...................................Virginia
   Healthy Homecomings, Inc......................................Missouri
   Healthy Homecomings Incorporated of St. Louis.................Missouri
 Mid-South Insurance Company.....................................North Carolina


(1) Unless otherwise indicated, subsidiaries are 100% owned by the Registrant or the indicated parent company.

(2)  50% owned

(3)  51% owned

(4)  80% owned